Exhibit 10.1.4

Exhibit A

SCHEDULE OF PARTNERS,
ALLOCATION OF PARTNERSHIP UNITS, PERCENTAGE INTERESTS
AND THE AGREED UPON VALUE OF NON-CASH CAPITAL CONTRIBUTIONS

Date Admitted	Name and address of partners	Value of non- cash capital contribution	Partnership units issued	Approx. Percentage Interests	Federal ID #
05/22/1998	Eagle Ridge Resort LLC 37 West 57th Street, 12th Floor New York, NY 10019	$1,198,750	35,794	0.48%	52-2099405
02/04/1997	GTA LP, Inc. 14 North Adger's Wharf Charleston, SC 29401	$—	7,357,604	99.32%	58-2290326
02/04/1997	GTA GP, Inc. 14 North Adger's Wharf Charleston, SC 29401	$—	15,184	0.20%	58-2290217

Total Common OP Units			7,408,582	100.00%

	GTA LP, Inc. 14 North Adger's Wharf Charleston, SC 29401	$20,000,000	800,000	100%